                                                                 EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                                           FISCAL YEARS ENDED                   TWENTY-SIX WEEKS ENDED
                                               ------------------------------------------      --------------------------
                                                 OCT 2,          OCT 3,          SEP 27,         APR 2,         APR 3,
                                                  1994            1993            1992            1995           1994
                                               ----------      ----------      ----------      ----------      ----------
Weighted average shares outstanding..........  11,260,965      11,212,394      11,185,031      11,359,090      11,226,747

Common Stock equivalents:
  Stock options ............................       99,923          78,694         128,150         325,256        150,495
                                               ----------      ----------      ----------      ----------      ----------
    Total(1) ...............................   11,359,988      11,291,088      11,313,181      11,684,346      11,377,242
                                               ==========      ==========      ==========      ==========      ==========
    Net Income .............................   $5,756,000      $4,163,000      $1,762,000      $2,763,000      $1,941,000
                                               ==========      ==========      ==========      ==========      ==========
EARNINGS PER COMMON SHARE ..................   $      .51      $      .37      $      .16      $      .24      $      .17
                                               ==========      ==========      ==========      ==========      ==========

(1) Average shares outstanding and all per share amounts included above are based on the increased numbers of shares giving retroactive effect to the five-for-four stock split discussed in Note 13 to the Consolidated Financial Statements for the Year Ended October 2, 1994.

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